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                                                            Exhibit 99.26(14)(b)

                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors and Participants
Southern Farm Bureau Life Insurance Company:

We consent to the use of our report (Southern Farm Bureau Life Variable Life Account) included herein and to the reference to our firm under the heading "Experts" in the Statement of Additional Information.


                                  /s/ KPMG LLP


Jackson, Mississippi
April 30, 2004

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                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Southern Farm Bureau Life Insurance Company:

We consent to the use of our report (Southern Farm Bureau Life Insurance Company) included herein and to the reference to our firm under the heading "Experts" in the Statement of Additional Information.

Our report refers to the preparation of the financial statements using accounting practices prescribed or permitted by the Insurance Department of the State of Mississippi, which practices differ from accounting principles generally accepted in the United States of America. Also, our report refers to a change in the method of accounting for the Company's investments in joint ventures, partnerships, and limited liability companies as of January 1, 2002. Also, our report refers to a change in the basis of accounting, as a consequence of adopting the National Association of Insurance Commissioners' statutory accounting practices, as of January 1, 2001.

                                  /s/ KPMG LLP

Jackson, Mississippi
April 30, 2004